UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    May 18, 2006

1st CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code        (609) 655-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

At its Annual Meeting of Shareholders held on May 18, 2006 (the “Annual Meeting”), the shareholders of 1st Constitution Bancorp (the “Company”) approved the 1st Constitution Bancorp 2006 Directors Stock Plan (the “Plan”).

The purpose of the Plan is to promote the Company’s success by providing a method whereby members of the Company’s board of directors (the “Board”) or of the board of directors of any of the Company’s subsidiaries who are not employees of the Company or of any of its subsidiaries will be encouraged to further promote long-term shareholder value by increasing their personal interest in the Company’s continued success and progress.

The Plan provides that the Company may grant participants stock options or shares of restricted stock, as the Board may determine. Options awarded under the Plan will be options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

Awards may be granted under the Plan only to non-employee directors of the Company or directors of any of the Company’s subsidiaries or affiliates. Awards are not transferable by the participant other than by will or the laws of descent and distribution, and options are exercisable during the participant’s lifetime only by the participant or any other person authorized to exercise the option in accordance with the terms of the Plan.

The Plan will be administered by the Board. The Board may act only by a majority of its members in office, except that the Board may authorize any one or more directors or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. The Board will have full and final authority to grant options and restricted stock pursuant to the provisions of the Plan, interpret the provisions of the Plan and any agreements reflecting options and restricted stock issued under the Plan, supervise the administration of the Plan, including the adoption of the rules and regulations for the administration of the Plan, and make all other decisions and determinations as the Board may deem necessary or advisable for the administration of the Plan. Decisions of the Board will be final, conclusive, and binding upon all persons interested in the Plan.

A total of 50,000 shares have been reserved and will be available for delivery in connection with awards under the Plan. Shares delivered under the Plan will be authorized and unissued shares, or treasury shares, shares reacquired by the Company, including shares purchased in the open market, or partly from each or any combination thereof, as will be determined by the Board. If an option granted under the Plan expires or terminates for any reason, or if a share of restricted stock is forfeited, then the shares of common stock subject to, but not delivered under, such option (or the forfeited restricted stock shares) will be available for other option and restricted stock grants under the Plan.

The Board will determine appropriate adjustments, if any, to the number of shares available under the Plan and to awards under the Plan in the case of recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction.

The exercise price per share purchasable under an option may not be less than the fair market value of a share of the Company’s common stock on the date of grant of the option. The Board may grant options and/or restricted stock to participants in such amounts and at such times and upon such terms as it deems prudent and reasonable, and such grants need not be uniform as to all participants. The terms of grants will be set forth in written award documents to be provided to the participants.

Restricted stock is stock which is subject to certain restrictions and to a risk of forfeiture. The Board will determine the period over which the restricted stock will vest, and will impose such restrictions on transferability, risk of forfeiture and other restrictions as our board of directors may in its discretion determine. Except to the extent restricted under the terms of the Plan and any award document relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirements imposed by the Board.

Except as otherwise determined by the Board, upon termination of service as a director during the applicable restriction period, restricted stock that is at that time subject to restrictions will be forfeited and reacquired by the Company, except that the Board may in its sole determination waive such restrictions or forfeiture conditions relating to restricted stock.

The Board may amend, suspend or discontinue the Plan without the consent of shareholders or participants. In the event that shareholder approval of any amendment to the Plan is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Company stock may then be listed or quoted, such amendment to the Plan will be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action. Without the consent of an affected participant, no action by the Board may materially and adversely affect the rights of such participant under any outstanding award, unless such action is deemed necessary in order to achieve compliance with tax or securities laws or regulations.

Unless otherwise provided by the Board in the award document or subject to other applicable restrictions, in the event of a Change in Control (as defined in the Plan), all non-forfeited, unexpired options of then current directors of the Company or of any of the Company’s subsidiaries will become fully exercisable and all restricted stock awards subject to risk of forfeiture shall become fully vested.

A copy of the Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
10.1	1st Constitution Bancorp 2006 Directors Stock Plan
10.2	Form of Nonqualified Stock Option Agreement under the 1st Constitution Bancorp 2006 Directors Stock Plan
10.3	Form of Restricted Stock Agreement under the 1st Constitution Bancorp 2006 Directors Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: May 19, 2006	By:	/s/ JOSEPH M. REARDON
	Name:	Joseph M. Reardon
	Title:	Senior Vice President and Treasurer